Exhibit 10.3

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

This Assignment, Assumption and Consent Agreement (this “Agreement”) dated as of October ___, 2007 (the “Effective Date”) by and among Aegis Assessments, Inc., a Delaware corporation (the “Assignor”), Sentinel Emergency Response Technology, Inc., a Nevada corporation (the “Assignee”), and AJW Partners, LLC (“AJW Partners”); AJW Offshore, LLC (“AJW Offshore”); AJW Qualified Partners, LLC (“AJW Qualified”); New Millennium Capital Partners II, LLC (“New Millennium”); Alpha Capital Aktiengesellschaft (“Alpha”); Harborview Master Fund LP (“Harborview”) and DKR Soundshore Oasis Holding Fund Ltd. (“DKR” and, together with AJW Partners, AJ Offshore, AJW Qualified, New Millennium, Alpha and Harborview, the “Noteholders”).

BACKGROUND

WHEREAS, as consideration for the license by the Assignor of certain intellectual property to the Assignee pursuant to a license agreement dated of even date herewith between the Assignor and the Assignee (the “License Agreement”), the Assignor agrees to assign and the Assignee agrees to assume a portion of the obligations (the “Assumed Promissory Notes Portion”) under each of the Promissory Notes) set forth on Schedule I attached hereto (the “Promissory Notes”); and

WHEREAS, the Noteholders desire to consent to the assignment by the Assignor, and the assumption by the Assignee, of the Assumed Promissory Notes Portion.

AGREEMENT

NOW THEREFORE, in consideration of the License Agreement and the mutual covenants hereinafter set forth and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Assignment.  The Assignor hereby assigns all of its rights, title and interest in the Assumed Promissory Notes Portion to the Assignee. The Assignee hereby agrees to be bound by and assumes all obligations, terms and conditions of the Assumed Promissory Notes Portion as fully and effectively as if the Assignee had originally executed a counterpart of each of the Promissory Notes together with the other parties thereto in a principal amount equal to the Assumed Promissory Notes Portion; provided, however, that in the event the transactions contemplated by the License Agreement do not occur, this assignment and assumption shall be null and void with not further action required of either the Assignor or the Assignee.

2.

Consent to Assignment.  The Noteholders acknowledge and agree to the assignment of the Assumed Promissory Notes Portion by the Assignor and the assumption thereof by the Assignee.  The Assignor, the Assignee and the Noteholders each acknowledge and agree that no other consent of the Noteholders is required in connection with the transactions contemplated by this Agreement.

3.

Miscellaneous.

3.1  Governing Law.  This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of any other state. In connection with any dispute which may arise hereunder, the parties hereby irrevocably submit to the jurisdiction of any court located in Delaware and each party waives any objection to the laying of venue therein.

3.2.  Amendment or Waiver.  This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by an authorized officer of the Assignor and the Assignee.

3.3.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

 IN WITNESS WHEREOF, the parties have executed this Assignment, Assumption and Consent Agreement as of the date first above written.

Assignor:	Assignee:

Aegis Assessments, Inc.	Sentinel Emergency Response Technology, Inc.

By: Its:	By: Its:	David Smith President

Noteholders:

AJW Partners, LLC	AJW Offshore, LLC
By:	By:
Its:	Its:

By:	By:
Name: Title:	Name: Title:

AJW Qualified Partners, LLC	New Millennium Capital Partners II, LLC
By:	By:
Its:	Its:

By:	By:
Name: Title:	Name: Title:

Alpha Capital Aktiengesellschaft	Harborview Master Fund, LP
By:	By:
Its:	Its:

By:	By:
Name: Title:	Name: Title:

DKR Soundshore Oasis Holding Fund Ltd.
By:
Its:

By:
Name: Title: